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                                                                   Exhibit 21.01

                            BROOKS AUTOMATION, INC.

                         Subsidiaries of the Registrant
                         ------------------------------


Name                                                             Jurisdiction
---------------------------------------------------------        ------------

Brooks Automation International                                  Barbados

Brooks Automation K.K.                                           Japan

Brooks Automation Massachusetts Securities Corporation           Massachusetts

Brooks Automation, Ltd.                                          United Kingdom

Brooks Automation (Canada) Corp.                                 Canada

Brooks Automation Korea, Ltd.                                    Korea

Brooks Automation Taiwan                                         Taiwan

FASTech Export, Inc.                                             Barbados

Brooks Automation Software                                       Massachusetts

FASTech Integration, GmbH                                        Germany

FASTech Asian Pte, Ltd.                                          Singapore

FASTech Integration, Ltd.                                        Ireland

FASTech International, BV                                        The Netherlands